SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934
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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

BRANTLEY CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Brantley Capital Corporation

3201 Enterprise Parkway, Suite 350
Cleveland, Ohio 44122

December 10, 2004

Dear Stockholder:

      You are cordially invited to attend the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of Brantley Capital Corporation (the “Company”) to be held on January 7, 2005 at 10:00 a.m., Eastern Standard Time, at 3201 Enterprise Parkway, Cleveland, Ohio 44122.

      The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the 2004 Annual Meeting, including an important stockholder proposal that we urge you to consider carefully.

      Your vote is important regardless of the number of shares you own. We urge you to sign, date and mail the enclosed proxy card as soon as possible even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

      On behalf of your board of directors, thank you for your continued interest and support.

Sincerely,

Robert P. Pinkas
Chairman of the Board and Chief Executive Officer

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Proxy Statement
PROPOSAL 1: ELECTION OF DIRECTORS
Nominee for Class II Director -- Term Expiring in 2009
Class I Directors -- Term Expiring in 2008
Class III Directors -- Term Expiring in 2005
Class IV Directors -- Term Expiring in 2006
Class V Directors -- Term Expiring in 2007
Compensation Table
Option Exercises and Year-End Option Values
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL 3: CONSIDERATION OF A STOCKHOLDER PROPOSAL
STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING
OTHER MATTERS

Brantley Capital Corporation

3201 Enterprise Parkway, Suite 350
Cleveland, Ohio 44122

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 7, 2005

      Notice is hereby given that the 2004 Annual Meeting of the Stockholders (the “2004 Annual Meeting”) of Brantley Capital Corporation (the “Company”) will be held on January 7, 2005 at 10:00 a.m., Eastern Standard Time, at 3201 Enterprise Parkway, Cleveland, Ohio 44122, for the following purposes:

1.	To elect a director to serve for a term of five years, or until his successor is duly elected and qualified;

2.	To ratify the selection of KPMG LLP as the Company’s independent public accountants;

3.	To consider and take action upon a stockholder proposal; and

4.	To consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.

      The holders of record of shares of common stock of the Company at the close of business on December 8, 2004 will be entitled to receive notice of and vote at the meeting.

      It is important to your interests that all stockholders participate in the affairs of the Company, regardless of the number of shares you own. Accordingly, the Company urges you promptly to fill out, sign and return the enclosed proxy or register your vote by telephone or over the Internet even if you plan to attend the meeting. Instructions are shown on the proxy card. You have the option to revoke the proxy at any time prior to the meeting, or to vote your shares personally on request if you attend the meeting.

By Order of the Board of Directors,

Paul H. Cascio
Vice President and Secretary

Cleveland, Ohio

December 10, 2004

Brantley Capital Corporation

3201 Enterprise Parkway, Suite 350
Cleveland, Ohio 44122

Proxy Statement
2004 Annual Meeting of Stockholders

      The proxy that accompanies this statement is being solicited by the board of directors of Brantley Capital Corporation (the “Company”) for use at the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on January 7, 2005, or at any adjournment thereof. This proxy statement was first mailed on or about December 10, 2004 to stockholders of record on December 8, 2004.

      Any stockholder giving a proxy for the Annual Meeting may revoke it before it is exercised by giving a later dated proxy, submitting a new vote over the telephone or the Internet or by giving notice of revocation to the Company in writing or at the Annual Meeting. However, the mere presence at the Annual Meeting of the stockholder does not revoke the proxy. Unless revoked as stated above, the shares of common stock represented by valid proxies will be voted on all matters to be acted upon at the Annual Meeting. On any matter or matters with respect to which the proxy contains instructions for voting, such shares will be voted in accordance with such instructions. Abstentions and broker non-votes will be deemed to be present for the purpose of determining a quorum for the Annual Meeting, but shares that are voted as abstentions and broker non-votes, together with any other shares not voted at the Annual Meeting, will be deemed not voting on the issues or matters as to which abstention is applicable. A broker non-vote exists where a broker proxy indicates that the broker is not authorized to vote on a particular proposal. Brokers who have not received voting instructions from beneficial owners generally may vote in their discretion with respect to the election of directors and the ratification of the selection of the Company’s independent public accountant. With respect to the election of directors, proxies cannot be voted for a greater number of persons than the number of nominees named.

      The cost of solicitation of proxies in the form accompanying this statement will be borne by the Company. Proxies will be solicited by mail or by telephone or personal interview with an officer or regular employee of the Company, or by requesting brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares of common stock held of record by such brokers, custodians, nominees or fiduciaries, each of whom will be reimbursed by the Company for its expenses in so doing. In addition, the Company may retain Georgeson Shareholder Communications, Inc., a professional proxy soliciting firm, to assist in the solicitation of proxies and, if it does so, will pay such firm a fee estimated to be $15,000, plus reimbursement of out-of-pocket expenses.

      The record date for determination of stockholders entitled to vote at the Annual Meeting is December 8, 2004. As of December 8, 2004, the outstanding voting securities of the Company consisted of 3,810,535 shares of common stock. Each share of common stock has one vote. The presence, in person or by proxy, of the holders of a majority of the common stock of the Company outstanding and entitled to be cast shall constitute a quorum for the purposes of the Annual Meeting.

      The Company’s investment adviser, Brantley Capital Management, L.L.C., is located at 3201 Enterprise Parkway, Suite 350, Cleveland, Ohio 44122. The Company’s administrator, State Street Bank and Trust Company, is located at 225 Franklin Street, Boston, Massachusetts 02110.

      The Company’s audited financial statements are contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which has been provided to stockholders. Such report, and the financial statements contained therein, are not to be considered as part of this soliciting material. A copy of the Annual Report on Form 10-K is available via our website at www.brantleycapital.com or otherwise without charge upon request by directing your request to Brantley Capital Corporation, Attention: Tab A. Keplinger, 3201 Enterprise Parkway, Suite 350, Cleveland, Ohio 44122, phone number: (216) 464-8400.

PROPOSAL 1: ELECTION OF DIRECTORS

      Currently, the Company’s board of directors consists of seven members divided into five classes, with each director serving a five-year term and one class of directors being elected annually by the Company’s stockholders. Directors serve until their successors are elected and qualified.

      Paul H. Cascio, currently a Class IV director, has been nominated to fill a vacancy in Class II, to serve until 2009. The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting is required to elect Mr. Cascio as a director of the Company for the term for which he has been nominated. Mr. Cascio has agreed to resign as a Class IV director upon his election to as a Class II director. Mr. Cascio has not been proposed for election pursuant to any agreement or understanding with the Company. See “Certain Relationships and Related Transactions” for additional information.

      A stockholder can vote for or withhold his or her vote from any nominee. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of the nominee named below. If the nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person as are nominated as replacements. The board of directors has no reason to believe that the nominee will be unable or unwilling to serve.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF PAUL H. CASCIO AS A DIRECTOR OF THE COMPANY FOR THE TERM FOR WHICH HE HAS BEEN NOMINATED.

Information about Directors

      The following information was furnished to the Company by each director currently serving, and sets forth the name, age, principal occupation or employment of each such person and the period during which he has served as a director of the Company. Except as otherwise noted below, each director has held his principal occupation or employment for at least five years. The business address of each nominee and director listed below is c/o Brantley Capital Corporation, 3201 Enterprise Parkway, Suite 350, Cleveland, Ohio 44122.

Nominee for Class II Director — Term Expiring in 2009

      Mr. Cascio is an interested person within the meaning of the Investment Company Act of 1940 because he is an executive officer of the Company and an executive officer and manager of the Company’s investment adviser, Brantley Capital Management, L.L.C.

      Paul H. Cascio, 41, a director of the Company, serves as Vice President and Secretary of the Company and as Vice President and Secretary of Brantley Capital Management, L.L.C., which serves as the Company’s investment adviser. Mr. Cascio also serves as a general partner of the general partner of Brantley Venture Partners II, L.P., Brantley Venture Partners III, L.P. and Brantley Partners IV, L.P. Prior to joining Brantley Venture Partners II, L.P. and Brantley Venture Partners III, L.P. in May, 1996, Mr. Cascio was a Managing Director and head of the General Industrial Manufacturing and Services Group in the Corporate Finance Department at Dean Witter Reynolds Inc. Before joining Dean Witter in 1986, Mr. Cascio was employed in the Corporate Finance Department at E.F. Hutton & Company Inc. Mr. Cascio has been Vice President, Secretary, and a director of the Company since 1998. Mr. Cascio is a director of three funds for which Brantley Capital Management, L.L.C. is also an investment adviser.

Class I Directors — Term Expiring in 2008

      Messrs. Bales and Goldstein are considered independent directors for purposes of the Investment Company Act of 1940. Mr. Pinkas is an interested person within the meaning of the Investment Company Act of 1940 because he is an executive officer of the Company and an executive officer and manager of the Company’s investment adviser, Brantley Capital Management, L.L.C.

      L. Patrick Bales, 60, a director of the Company, is a partner with the firm of Bales Partners, Inc., an executive search consulting firm that services smaller growth companies as well as major corporations in both the private and public sector. The firm conducts executive search assignments both domestically and internationally and has affiliate offices in London and Tokyo. Previously, Mr. Bales was employed with Paul R. Ray & Company from 1981 to 1983 in their Chicago office and was on the professional staff of two other search firms in the Chicago area from 1975 to 1981. He spent five years with Weber Marking Systems prior to embarking upon his career in executive search. Mr. Bales has been a director of the Company since its formation in 1996. Mr. Bales is not a director of any other business development companies or funds for which Brantley Capital Management, L.L.C. is also an investment adviser.

      Phillip Goldstein, 58, is a self-employed investment adviser and is the President of Kimball and Winthrop, Inc., an investment advisory firm. Since 1992, Mr. Goldstein has managed investments for a limited number of clients and has served as the portfolio manager and President of the general partner of Opportunity Partners, a private investment partnership. He was elected a director of The Mexico Equity and Income Fund in February 2000, The Italy Fund in May 2000, and Dresdner RCM Global Strategic Income Fund in November 2000. He was also a director of Clemente Strategic Value Fund from 1998 to 2000. Mr. Goldstein was elected to the board of directors to fill a newly-created seat in 2001. Mr. Goldstein is not a director of any other business development companies or funds for which Brantley Capital Management, L.L.C. is also an investment adviser.

      Robert P. Pinkas, 49, is Chairman of the Board, Chief Executive Officer, Treasurer and a director of the Company; and Chairman of the Board, Chief Executive Officer, Treasurer and a manager of Brantley Capital Management, L.L.C., which serves as the Company’s investment adviser. Mr. Pinkas was the founding partner of Brantley Venture Partners, L.P., a venture capital fund started in 1987, and led the formation of three related venture capital funds Brantley Venture Partners, L.P., Brantley Venture Partners II, L.P., Brantley Venture Partners III, L.P. and Brantley Partners IV, L.P. A family limited partnership of which Mr. Pinkas is the sole general partner serves as a general partner of the sole general partner of each of Brantley Venture Partners, L.P., Brantley Venture Partners II, L.P., Brantley Venture Partners III, L.P. and Brantley Partners IV, L.P. Each of Brantley Venture Partners, L.P., Brantley Venture Partners II, L.P., Brantley Venture Partners III, L.P. and Brantley Partners IV, L.P. has made venture capital investments similar to the investments the Company makes in private companies. From 1981 to 1987, Mr. Pinkas was active in venture capital management and financing as a founding director and investor in seven early-stage companies. He serves on the board of directors of several portfolio companies in which one or more of Brantley Venture Partners, L.P., Brantley Venture Partners II, L.P., Brantley Venture Partners III, L.P. and Brantley Partners IV, L.P. have invested, including Gliatech, Inc., Pediatric Services of America, Inc., Medirisk, Inc., Quad Systems Corporation and Waterlink, Inc. Mr. Pinkas has been Chairman of the Board, Chief Executive Office, Treasurer and a director of the Company since its formation in 1996. Mr. Pinkas is a director of four funds for which Brantley Capital Management, L.L.C. is also an investment adviser.

Class III Directors — Term Expiring in 2005

      There are currently no Class III directors.

Class IV Directors — Term Expiring in 2006

      Mr. Saltz is considered an independent director for purposes of the Investment Company Act of 1940.

      Peter Saltz, 60, a director of the Company, is a consultant to KraftMaid Cabinetry, Inc., the second largest cabinet manufacturer in the United States. Mr. Saltz served as KraftMaid’s Vice Chairman of Finance from 1997 to 1999 and as its Senior Executive Vice President and Chief Financial Officer from 1980 to 1997, and has over 29 years of experience as a certified public accountant in the United States and South Africa. Mr. Saltz holds a limited partnership interest in Brantley Venture Partners III, L.P. and Brantley Partners IV, L.P. Mr. Saltz has been a director of the Company since 1998. Mr. Saltz is not a director of any other business development companies or funds for which Brantley Capital Management, L.L.C. is also an investment adviser.

Class V Directors — Term Expiring in 2007

      Mr. Hellerman is considered an independent director for purposes of the Investment Company Act of 1940. Mr. Oliver is an interested person within the meaning of the Investment Company Act of 1940 because his law firm serves as the Company’s legal counsel.

      Gerald Hellerman, 67, Mr. Hellerman has been the Principal of Hellerman Associates, a financial and corporate consulting firm, since the firm’s inception in 1993. He is currently a Director of The Mexico Equity and Income Fund, Inc., a Director and President of Innovative Clinical Solutions, Ltd. , a Director of Frank’s Nursery & Crafts Inc., a company operating the nation’s largest chain of lawn and garden retail stores, which filed for bankruptcy protection under Chapter 11 and is in the process of liquidating its assets under Bankruptcy Court supervision, and a Director of MVC Capital, Inc. Mr. Hellerman is presently serving as Manager-Investment Advisor for a U.S. Department of Justice Settlement Trust. Mr. Hellerman has served as a Trustee or Director of Third Avenue Value Trust, a Trustee of Third Avenue Variable Series Trust, and a Director of Clemente Global Growth Fund, Inc. Mr. Hellerman was appointed by the Board of Directors on March 20, 2003 to fill a vacancy on the board. Mr. Hellerman is not a director of any other business development companies or funds for which Brantley Capital Management, L.L.C. is also an investment adviser.

      James P. Oliver, 59, a director of the Company, is a partner with the law firm of Squire, Sanders & Dempsey L.L.P. and is a past member of the firm’s Management Committee. Mr. Oliver’s practice focuses on general corporate and board matters with substantial experience in high net worth individuals and their succession wealth issues. Mr. Oliver is a graduate of Bowling Green State University and the University of Cincinnati College of Law. Mr. Oliver has been a director of the Company since he was appointed by the board of directors in 1998 to fill a vacancy on the board. The law firm of Squire, Sanders & Dempsey L.L.P. has represented the Company as counsel since shortly after its formation in 1996. Mr. Oliver is not a director of any other business development companies or funds for which Brantley Capital Management, L.L.C. is also an investment adviser.

Information about Non-Director Executive Officers

      The following information was furnished to the Company by the non-director executive officers and sets forth the name, age, principal occupation or employment of each such person and the period during which he has served as an executive officer of the Company.

      Michael J. Finn, 52, is President of the Company and is President and a manager of Brantley Capital Management, L.L.C., which serves as the Company’s investment adviser. Mr. Finn also serves as a general partner of the general partner of Brantley Venture Partners II, L.P., Brantley Venture Partners III, L.P. and Brantley Partners IV, L.P. From 1987 to 1995, Mr. Finn served as portfolio manager and Vice President of the Venture Capital Group of Sears Investment Management Company in Chicago. In this capacity, Mr. Finn managed the development of a $150 million portfolio of private equity investments, including the investment of over $24 million directly in 25 operating companies. From 1983 to 1987, he led the development of a $250 million venture capital program for the State of Michigan Department of Treasury as its deputy director. In 1982, Mr. Finn founded and served as President of the Michigan Certified Development Corporation, a small business development corporation which financed over $50 million of investments in six companies in Michigan during the period 1982 to 1984. In 1976, he launched the Forward Development Corporation, an entity sponsored by the U.S. Small Business Administration for small business financing. He serves on the board of directors of several portfolio companies in which one or more of Brantley Venture Partners, L.P., Brantley Venture Partners II, L.P., Brantley Venture Partners III, L.P. and Brantley Partners IV, L.P. have invested, including Medirisk, Inc. and Pediatric Services of America, Inc. Mr. Finn has been the President of the Company since its formation in 1996 and was a director of the Company from its formation in 1996 until 2002. Mr. Finn is a director of three funds for which Brantley Capital Management, L.L.C. is also an investment adviser.

      Tab A. Keplinger, 44, has served as Vice President and Chief Financial Officer of the Company since its inception. Prior to joining the Company in February 1997, Mr. Keplinger was Vice President and Chief Financial Officer of Victoria Financial Corporation. Before joining Victoria Financial Corporation in 1990, Mr. Keplinger was a senior audit manager in the manufacturing and service sectors for KPMG Peat Marwick.

      Shawn M. Wynne, 42, joined the Company in 2001 as a Vice President and is primarily responsible for the origination, evaluation, structuring and management of its mezzanine investment activities. Prior to joining the Company, Mr. Wynne was a Director at Stonehenge Partners Inc., the successor firm to Banc One Capital Markets, Banc One Corporation’s investment banking and principal investment entity, which managed $500 million in assets. He was responsible for origination, execution and management of mezzanine and preferred stock investments for Banc One Capital Markets, Inc. Prior to joining Banc One Capital Markets, Mr. Wynne held senior business development and group management positions with Banc One and the Bank of Nova Scotia. He is a member of the board of directors of various private companies.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the officers and directors of the Company and persons who beneficially own more than 10% of the Company’s common stock to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and 10% stockholders are also required by the rules promulgated by the SEC to furnish to the Company copies of all Section 16(a) reports they file.

      Based solely upon a review of the copies of such forms furnished to the Company, the Company believes that each of its officers and directors complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2003.

Stock Ownership of Officers, Directors and Beneficial Owners

      The following table sets forth, as of December 8, 2004, the number of shares of the Company’s common stock beneficially owned by each of its current directors and executive officers and all directors and executive officers as a group, according to information furnished to the Company by such persons, except as noted below. Unless otherwise indicated, the Company believes that each director and executive officer set forth in the table has sole voting and investment power with respect to such shares of common stock. The address for each of the directors and executive officers is c/o Brantley Capital Corporation, 3201 Enterprise Parkway, Suite 350, Cleveland, Ohio 44122.

	Amount and
	Nature of
	Beneficial		Percent
Name	Ownership		of Class(1)

Interested Directors
Paul H. Cascio(3)	112,111	(4)	2.94%
James P. Oliver	6,900	(5)	*
Robert P. Pinkas(3)	512,800	(6)	13.46%

Independent Directors
L. Patrick Bales	10,800	(8)	*
Phillip Goldstein	262,300	(7)	6.89%
Gerald Hellerman	0		*
Peter Saltz	17,000	(5)	*

Non-Director Executive Officers
Michael J. Finn(3)	258,347	(2)	6.78%
Tab A. Keplinger	77,250	(9)	2.03%
Shawn A. Wynne
All Directors and Executive Officers as a Group (10 persons)	1,257,508		33.02%

*	Shares owned are less than one percent of class.

(1)	Based on 3,810,535 shares of common stock outstanding as of December 8, 2004.

(2)	Includes 150,000 shares subject to stock option grants.

(3)	Owner of an interest in Brantley Capital Management, L.L.C., which serves as the Company’s investment adviser.

(4)	Includes 100,000 shares subject to stock option grants.

(5)	Includes 6,000 shares subject to stock option grants.

(6)	Includes 450,000 shares subject to stock option grants.

(7)	Information regarding share ownership was obtained from the Schedule 13D that Phillip Goldstein and Andrew Dakos filed jointly as a group on May 22, 2001, as amended. Mr. Goldstein reported beneficial ownership of 253,400 shares of the Company’s common stock, and Mr. Dakos reported beneficial ownership of 6,900 shares of the Company’s common stock. Because they filed the Schedule 13D as a group, the Company has aggregated their share ownership for purposes of this table. Mr. Goldstein reported sole voting power as to 156,500 shares of common stock, shared voting power as to 7,000 shares, and sole investment power as to 253,400 shares. Mr. Dakos reported sole voting and investment power as to 4,000 shares of common stock and shared voting and investment power as to 2,900 shares. Includes 2,000 shares subject to stock option grants.

(8)	Includes 10,000 shares subject to stock option grants.

(9)	Includes 75,000 shares subject to stock option grants.

      The following table sets forth information about persons known by the Company to be a beneficial owner of more than 5% of the outstanding shares of its common stock other than as noted above:

	Amount and
	Nature of
	Beneficial	Percent
Name	Ownership	of Class

Fifth Third Bancorp	364,800 (1)	9.6%
Fifth Third Center Cincinnati, Ohio 45263
Deutsche Bank AG	262,509 (2)	6.89%
Taunusanlage 12, D-60325 Frankfurt am Main Federal Republic of Germany

(1)	Information regarding share ownership was obtained from the Schedule 13G filed jointly by Fifth Third Bancorp and Fifth Third Bank on February 14, 2003. Fifth Third Bancorp and Fifth Third Bank reported sole voting as to 182,400 shares of common stock and sole investment power as to 182,400 shares of common stock, respectively. The address of Fifth Third Bank is the same as Fifth Third Bancorp.

(2)	Information regarding share ownership was obtained from the Schedule 13G filed by Deutsche Bank AG in February 2004.

Dollar Range of Securities Beneficially Owned By Directors

      Set forth below is the dollar range of equity securities beneficially owned by each nominee and continuing director as of December 6, 2004:

Dollar Range of
Equity Securities
Beneficially
Name of Director	Owned(1),(2),(3)

Interested Directors
Paul H. Cascio	Over $100,000
James P. Oliver	$50,000 - $100,000
Robert P. Pinkas	Over $100,000

Independent Directors
L. Patrick Bales	Over $100,000
Phillip Goldstein	Over $100,000
Gerald Hellerman	None
Peter Saltz	Over $100,000

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

(2)	The dollar ranges are: None, $1-$10,000, $10,001-$50,000, $50,001-100,000, or over $100,000.

(3)	The dollar range of the Company’s equity securities owned by each director is based on the closing price of $11.45 per share on December 6, 2004 on the Nasdaq National Market.

Organization and Compensation of the Board of Directors

      The board of directors has established an audit committee, a compensation committee, an executive committee and a nominating committee. During 2003, the board of directors held six regularly scheduled and special meetings. All directors attended at least 75% of the aggregate number of meetings of the board of directors and of the respective committees on which they served. The Company requires each director to make a diligent effort to attend all board and committee meetings as well as each annual meeting of stockholders. Four of the directors were present at the Company’s last annual meeting held on March 30, 2004.

Audit Committee

      The audit committee has oversight responsibilities with respect to the Company’s financial audit and reporting process, system of internal controls, and process for monitoring compliance with law and with the Company’s Code of Conduct. The audit committee is also responsible for maintaining open communication between and among the audit committee, management and the independent public accountants. Notwithstanding the above, the audit committee is not responsible for conducting audits, preparing financial statements, or assuring the accuracy of financial statements or filings, all of which is the responsibility of management and the outside auditors.

      The audit committee, which is currently composed of Messrs. Goldstein, Hellerman, and Saltz, held five meetings during 2003. Each member of the audit committee is considered independent under the rules promulgated by the Nasdaq Stock Market. The Company’s board of directors has determined that Peter Saltz is an “audit committee financial expert” as defined under Item 401 of Regulation S-K of the Securities Exchange Act of 1934. Peter Saltz, Gerald Hellerman and Phillip Goldstein meet the current independence and experience requirements of Rule 10A-3 of the Exchange Act, and, in addition, neither is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act.

      The audit committee performs its oversight functions and responsibilities pursuant to a written charter adopted by the board of directors. A copy of the audit committee charter can be accessed via the Company’s website at http://www.brantleycapital.com.

Compensation Committee

      The function of the compensation committee is to assist the board of directors in evaluating and recommending compensation of the senior executives of the Company and to administer the Company’s stock option plan in accordance with the terms thereof, including the designation of which officers and employees of the Company shall receive stock options, and the number of shares which should be subject to each option so granted. The compensation committee, which is currently composed of Messrs. Bales and Saltz, held one meeting in connection with a meeting of the board of directors during 2003.

Executive Committee

      The function of the executive committee is to assist the board in carrying out its responsibilities. The executive committee has and may exercise those rights, powers and authority as may be exercised by the full board, except where action by the full board is required by statute, an order of the Securities and Exchange Commission or the Company’s charter or bylaws. The executive committee is composed of Messrs. Pinkas, Oliver and Cascio. The executive committee did not meet during 2003.

Nominating Committee

      The function of the nominating committee is to recommend candidates for the board of directors. The board of directors currently acts as the nominating committee. The nominating committee held one meeting in conjunction with a meeting of the board of directors during 2003. The full board of directors currently acts as the nominating committee and is composed of four independent directors and three directors who could be considered “interested persons” under the 1940 Act. The board of directors has not adopted a charter for the nominating committee. The board of directors believes that, because decisions regarding nominations are made by the entire board, including the independent directors, a separate nominating committee charter is not necessary. In identifying and evaluating nominees, including shareholder nominees, the board will consider:

•	the appropriate size and composition of the Company’s board of directors;

•	whether or not the person is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•	the knowledge, skills and experience of nominees in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with national and international business matters;

•	experience with accounting rules and practices;

•	appreciation of the relationship of the Company’s business to the changing needs of society;

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members; and

•	all applicable laws, rules, regulations and listing standards.

      The nominating committee’s goal is to assemble a board of directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience.

      Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The nominating committee also believes it appropriate for certain key members of the Company’s management to participate as members of the board.

      The nominating committee identifies nominees by first evaluating the current members of the board of directors willing to continue in service. Current members of the board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If any member of the board does not wish to continue in service or if the nominating committee or the board decides not to re-nominate a member for re-election, the nominating committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the nominating committee and board of directors are polled for suggestions as to individuals meeting the criteria of the nominating committee. Research may also be performed to identify qualified individuals. To date, the nominating committee has not engaged third parties to assist in the identification or evaluation of potential nominees although the nominating committee reserves the right in the future to retain a third party search firm, if necessary.

      The nominating committee will consider nominees recommended by stockholders; stockholders may send resumes of recommended persons to the attention of Paul H. Cascio, Vice President and Secretary, Brantley Capital Corporation, 3201 Enterprise Parkway, Suite 350, Cleveland, Ohio 44122.

Communications Between Shareholders and Board of Directors

      Stockholders with questions about the Company are encouraged to contact Brantley Capital Corporation’s Investor Relations department. However, if stockholders believe that their questions have not been addressed, they may communicate with the Company’s board of directors by sending their communications to Brantley Capital Corporation Board of Directors, c/o Mr. Paul Cascio, 3201 Enterprise Parkway, Suite 350, Cleveland, Ohio 44122. All stockholder communications received in this manner will be delivered to one or more members of the Board of Directors.

Code of Ethics

      The Company has adopted a code of ethics which applies to, among others, its senior officers, including its Chief Executive Officer and its Chief Financial Officer, as well as every employee of the Company. The Company’s code can be accessed via its website at http://www.brantleycapital.com. The Company intends to disclose any amendments to or waivers of required provisions of the code on Form 8-K.

Compensation of Executive Officers and Directors

      The following table sets forth the compensation of the Company’s directors, none of whom is an employee of the Company. Except as set forth in such table, no other compensation was paid to any director (including those who also serve as executive officers) by the Company or any other entity in the Company’s fund complex during 2003. No information has been provided with respect to executive officers of the Company (other than those who also serve as directors), since none of them receives aggregate compensation from the Company and the Company’s fund complex in excess of $60,000.

Compensation Table

			Pension or	Total Compensation
	Aggregate	Securities	Retirement Benefits	from Fund and
	Compensation from	Underlying	Accrued as Part of	Fund Complex
Name of Director	the Company(1)	Options/SARs(2)	Company Expenses	Paid to Directors(3)

Interested Directors
Paul H. Cascio	0	0	0	0
James P. Oliver	0	0	0	0
Robert P. Pinkas	0	0	0	0

Independent Directors
L. Patrick Bales	$12,000	0	0	$12,000
Phillip Goldstein	12,000	0	0	12,000
Gerald Hellerman	12,000	0	0	12,000
Peter Saltz	12,000	0	0	12,000

(1)	Compensation consists of amounts received for service as a director. See “Organization and Compensation of the Board of Directors” above.

(2)	See “Stock Option Plan” for more information relating to the terms of the options granted in 2003.

(3)	Consists only of directors’ fees paid by the Company during 2003. Such fees are also included in the column entitled “Aggregate Compensation from the Company.”

Compensation of Directors

      Each director who is not an officer of the Company receives a monthly fee of $500 and an attendance fee of $1,000 for each board and committee meeting attended.

Stock Option Awards

      No options were granted during 2003.

      The following table sets forth the details of option exercises by each named individual during 2003 and the values of those unexercised options at December 31, 2003.

Option Exercises and Year-End Option Values

			Number of
	Shares		Securities Underlying		Value of Unexercised
	Acquired		Unexercised Options		In-the-Money Options(2)
	Upon	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Interested Directors
Paul H. Cascio	0	0	100,000	0	5,000	0
James P. Oliver	0	0	6,000	0	0	0
Robert P. Pinkas	0	0	450,000	0	45,000	0

Independent Directors
L. Patrick Bales	0	0	10,000	0	0	0
Phillip Goldstein	0	0	2,000	0	0	0
Gerald Hellerman	0	0	0	0	0	0
Peter Saltz	0	0	6,000	0	0	0

(1)	Value realized is calculated as the closing market price on the date of exercise, net of option exercise price, but before any tax liabilities or transaction costs. This is the deemed market value, which may actually be realized only if the shares are sold at that price.

(2)	Value of unexercised options is calculated based on the closing price of $10.20 per share on December 31, 2003, net of the option exercise price, but before any tax liabilities or transaction costs. “In-the-Money Options” are options with an exercise price that is less than the market price as of December 31, 2003.

Stock Option Plan

      The Company’s 1996 Stock Option Plan (the “Stock Option Plan”) permits the granting of nonqualified stock options to officers and employees of the Company. All officers of the Company are eligible to be selected to participate in the Stock Option Plan. At present, the Company has no employees. The Stock Option Plan is administered by the compensation committee of the board of directors, which selects the persons who are eligible to participate and determines the number of options to be granted.

      The number of shares of common stock available for grant under the Stock Option Plan is 1,175,000, subject to certain adjustments. Options granted under the Stock Option Plan are exercisable at a price not less than the greater of (i) the current market value (as defined in the Stock Option Plan) on the date of option grant and (ii) the current net asset value of the shares of common stock. Options become exercisable to the extent of one-third of the subject shares after one year from the grant date, two-thirds of the subject shares after two years from the grant date and all subject shares after three years from the grant date.

      The Company’s Disinterested Director Option Plan (the “Director Option Plan”) permits the granting of non-qualified stock options to the directors of the Company who are not employees or officers. All such directors of the Company are eligible to be selected to participate in the Director Option Plan, which is administered by the compensation committee of the board of directors. In order for options to be issued to the non-employee directors, the Company obtained exemptive relief from the SEC. Under the terms of the exemptive order and the Director Option Plan Agreement, each qualified director will be granted an option to purchase 2,000 shares upon their initial appointment to the board of directors. Throughout the term of the plan and immediately following each annual meeting of stockholders of the Company, each qualified director then serving on the Company’s board of directors will be granted options to purchase 2,000 additional shares, subject to adjustment. Such option grants were made retroactively by the Company to its formation. As a result, the three original qualifying directors who served on the Company’s board of directors since the Company’s formation received options to purchase 6,000 shares each. The remaining qualifying directors who served on the Company’s board of directors since 1998 each received options to purchase 2,000 shares of common stock.

Certain Relationships and Related Transactions

      Brantley Capital Management, L.L.C., pursuant to the terms of an investment advisory agreement, is responsible, on a day-to-day basis, for the selection and supervision of portfolio investments. Transactions between the Company and the Brantley Capital Management, including operational responsibilities, duties and compensation, are governed by the investment advisory agreement. Throughout the term of the investment advisory agreement, the Company will pay to Brantley Capital Management an annual management fee of 2.85% of the Company’s net assets, determined at the end of each calendar quarter and payable in arrears. For the year ended December 31, 2003, the Company paid Brantley Capital Management an investment advisory fee in the aggregate amount of $1,952,808. Robert P. Pinkas, Chairman, Chief Executive Officer, Treasurer and a director of the Company, Michael J. Finn, President of the Company, and Paul H. Cascio, Vice President and a director of the Company are officers and managers of Brantley Capital Management, and together own 100% of Brantley Capital Management.

      The Company co-invests in portfolio companies from time to time with affiliates of the Company and Brantley Capital Management, including certain venture capital investment partnerships. Certain officers and directors of the Company and officers of Brantley Capital Management also serve as general partners of the investment partnerships’ general partner. The Company’s co-investments with such affiliates are subject to the terms and conditions of the exemptive order granted by the Commission, which relieves the Company from certain provisions of the Investment Company Act of 1940 and permits certain joint transactions with the investment partnerships.

      The Company is an investor in Disposable Products Company, LLC, a non-woven paper products manufacturer. Grand River Industries, Ltd. owns approximately 35% of Disposable Products’ outstanding capital stock. Grand River is a wholly-owned subsidiary of Objective Industrial Investments Partners, L.P. Robert P. Pinkas, Chairman and Chief Executive Officer of the Company, is a managing member in Objective Industrial. As a result of his investment commitment in Objective Industrial, Mr. Pinkas owns 20% of Grand River.

      James P. Oliver has been a director of the Company since 1998 and is a partner with the law firm of Squire, Sanders & Dempsey L.L.P., which has represented the Company as counsel since shortly after its formation in 1996.

      On March 19, 2003, the Company entered into a Memorandum of Understanding (the “MOU”) with Phillip Goldstein, currently a director of the Company, pursuant to which Mr. Goldstein agreed to dismiss the lawsuit he filed, in his capacity as a shareholder, against the Company and certain other parties, including certain directors of the Company, in September 2002, subject to compliance with the Investment Company Act of 1940 (the “1940 Act”). The U.S. District Court for the Northern District of Ohio approved the proposed settlement on February 26, 2004. The MOU is subject to shareholder approval.

      On June 4, 2003, the Company filed an application for exemptive relief from certain provisions of the 1940 Act relating to certain provisions of the MOU. On June 18, 2003, the Company received comments on its application from the staff of the Division of Investment Management (the “Staff”) of the Securities and Exchange Commission (the “SEC”). On August 14, 2003 the Company responded to those comments. With such response, the Company proposed a MOU that was submitted to the Staff. On November 12, 2003, the Company received comments regarding its August 14, 2003 response. The Company responded to the comments on December 18, 2003. On February 11, 2004, the Staff requested a response from the Board of Directors, which the Board provided on February 25, 2004. The Staff responded with further comments by letter dated September 24, 2004 (the “September 2004 Letter”). In the September 2004 Letter, the Staff advised the Company that it would not approve the Company’s application for exemptive relief to approve the MOU, based on its interpretation of the SEC’s rules regarding investment adviser compensation and the application of those rules to the proposed new investment advisory agreement to be entered into between the Company and Brantley Capital Management,

L.L.C., described below, and its analysis of the MOU’s provision for the Company’s reimbursement to Mr. Goldstein of certain expenses (not to exceed $275,000) he incurred in connection with the litigation related to the Annual Meeting of Stockholders held on September 17, 2002. The Staff has currently placed the application for exemptive relief on inactive status.

      Pursuant to the MOU, the Company would agree, among other things:

•	to cause there to be exactly four (4) directors who are not “interested persons” as defined under the 1940 Act and cause the board to be not more than seven (7) directors in total;

•	if Mr. Goldstein or Gerald Hellerman is no longer a director of the Company, then whichever of Mr. Goldstein or Mr. Hellerman remains on the board shall have the right to select a nominee;

•	to not convert the Company from being an advised fund to an internally managed fund unless a majority of the independent directors agree;

•	to allow any independent director to request independent counsel, subject to the approval of the board, which cannot be unreasonably withheld; and

•	to refrain from making defamatory remarks about any party to the agreement.

      In addition, the MOU provides that, at the next Annual Meeting of Stockholders following the approval of the MOU by the shareholders:

•	the Company would ask shareholders to approve a plan of orderly disposition of the assets of the Company or a sale of the assets with the goal of cash distributions to stockholders;

•	the Company would ask shareholders to approve a new investment advisory agreement pursuant to which, prospectively:

•	the advisor’s fees would be reduced from 2.85% to 2.5% of the Company’s net asset value;

•	all stock options would be forfeited and cancelled; and

•	the advisor would be entitled to receive a fee equal to 20% of the aggregate distributions made by the Company in excess of $10.00 per share; however, none of the amount would be paid until aggregate distributions totaled $12.50 per share.

      The MOU also includes provisions that would require the parties to take all steps necessary to accomplish the goals of the MOU, including voting their shares in favor of the proposals when and if they are presented at a meeting of stockholders. Under the MOU, the Company would also be required to reimburse Mr. Goldstein for certain expenses (not to exceed $275,000) he incurred in connection with the litigation related to the Annual Meeting of Stockholders held on September 17, 2002. Mr. Goldstein would also agree not to engage in, lead or fund a proxy contest while the agreement is in effect. The term of the MOU would run until December 31, 2006.

      The board of directors of the Company, including all of the directors who are not parties to the MOU, has unanimously approved the MOU, and the Company has received a stockholder proposal that the stockholders recommend that the board of directors implement the MOU as soon as possible. See “PROPOSAL 3 — Consideration of Stockholder Proposal.” The complete text of the MOU is set forth as Annex A to this proxy statement.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The board of directors has selected KPMG LLP as independent public accountants for the Company for the year ending December 31, 2004. The decision to retain KMPG LLP was made by the board of directors upon the recommendation of the audit committee and is subject to ratification or rejection by the stockholders of the Company.

      KPMG LLP has advised the Company that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company. The Company also has not consulted with KPMG LLP during the last two years or subsequent interim periods on either the application of accounting principles to a specified transaction either completed or proposed or the type of audit opinion KPMG LLP might issue on the Company’s financial statements. KPMG LLP has also been selected to serve as the accountants for Brantley Venture Partners I, Brantley Venture Partners II, Brantley Venture Partners III and Brantley Partners IV.

      The Company expects that a representative of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she so chooses and will be available to answer questions.

      On June 11, 2002, we dismissed Arthur Andersen (“AA”) as our independent auditors. AA’s reports on the Company’s financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by the Audit Committee of the Company’s Board of Directors and was submitted for ratification by its stockholders.

      During the Company’s two most recent fiscal years and any subsequent interim period preceding the dismissal of AA, there were no disagreements with AA on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of AA, would have caused them to make reference to the subject matter of such disagreements in connection with their reports.

      During the Company’s two most recent fiscal years and any subsequent interim period preceding AA’s dismissal:

(1) AA did not advise the Company that the internal controls necessary for the Company to develop reliable financial statements did not exist;

(2) AA did not advise the Company that information had come to AA’s attention that let them to no longer be able to rely on management’s representations, or that made them unwilling to be associated with the financial statements prepared by management;

(3) AA did not advise the Company of the need to expand significantly the scope of their audit, or that information had come to their attention during such period that, if further investigated, may (i) materially impact the fairness or reliability of previously issued financial statements and Reports of Independent Auditors, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report, or (ii) cause AA to be unwilling to rely on management’s representations or be associated with the Company’s financial statements, and AA did not expand the scope of its audit due to its dismissal; and

(4) AA did not advise the Company that information had come to their attention that they had concluded materially impacted the fairness or reliability of previously issued financial statements and Reports of Independent Auditors, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report.

      The Company engaged KPMG LLP to act as its independent auditors, effective June 11, 2002. During the Company’s two most recent fiscal years and any subsequent interim period prior to engaging KPMG LLP, the Company did not consult KPMG LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and KPMG LLP did not provide either a written report or oral advice to the Company that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event, each as defined in Item 304 of Regulation S-K.

Report of the Audit Committee

      The audit committee has reviewed and discussed with the Company’s management the audited financial statements of the Company for the fiscal year ended December 31, 2003. The audit committee has also discussed with KPMG LLP, the Company’s independent public accountants, all matters required to be discussed by the Statement on Auditing Standards No. 61. The audit committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 and has discussed with KPMG LLP its independence.

      Based on the review and discussions noted above, and consistent with the roles and responsibilities referred to above and in the audit committee’s charter, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form  10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

Audit Committee
Phillip Goldstein
Gerald Hellerman
Peter Saltz

Fees Paid to KPMG LLP For 2003

Audit Fees

      KPMG LLP billed the Company aggregate fees of $62,500 for the audit of the Company’s annual financial statement for the fiscal year ended December 31, 2003 and for the review of the financial statements included in the Company’s Forms 10-Q for such fiscal year.

      The following are aggregate fees billed to the Company by KPMG LLP during 2003 and 2002:

	Fiscal Year Ended	Fiscal Year Ended
	December 31, 2003	December 31, 2002

Audit Fees	$62,500	$62,500
Audit-Related Fees		—
Tax Fees	15,000	—
All Other Fees	—	—

Total Fees	$77,500	$62,500

     Audit Fees

      Audit fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings.

     Audit Related Fees

      Audit-related fees are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

     Tax Fees

      Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

     All Other Fees

      All other fees consist of fees for products and services other than the services reported above.

      In accordance with its charter, the audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by KPMG LLP. These services may include audit services, audit-related services, tax services and other related services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of service and is generally subject to a specific budget. The audit committee limits the engagement by the Company of KPMG LLP for non-audit services and tax services to those circumstances where the services are considered integral to the audit services that it provides, or in which there is another compelling rationale for using its services. KPMG LLP and management are required to periodically report to the audit committee regarding the extent of services provided by KPMG LLP in accordance with this pre-approval, and the fees for the services performed to date. The audit committee may also pre-approve particular services on a case-by-case basis. During the year ending December 31, 2004, all services provided by KPMG LLP will be pre-approved by the audit committee in accordance with this policy.

      The favorable vote of a majority of the shares voting on this proposal is required for ratification of the selection of KPMG LLP as the Company’s independent public accountant for the fiscal year ending December 31, 2003. The persons named in the accompanying proxy intend to vote proxies received by them in favor of this proposal unless a choice “Against” or “Abstain” is specified.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR RATIFICATION OF THE SELECTION OF KPMG LLP AS THE INDEPENDENT PUBLIC ACCOUNTANT OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

PROPOSAL 3: CONSIDERATION OF A STOCKHOLDER PROPOSAL

      George A. Dakos, a stockholder, has submitted the proposal set forth below for consideration at the Annual Meeting. The Company will provide Mr. Dakos’ name and address, and the number of shares of common stock he holds, to any stockholder upon request.

      “RESOLVED, The shareholders of Brantley Capital Corporation (“Brantley”) recommend that the Board of Directors promptly take the steps necessary to implement the proposed settlement of the lawsuit brought by Phillip Goldstein against Brantley and other parties.”

Supporting Statement:

      “A proposed settlement was reached by the parties in Mr. Goldstein’s lawsuit regarding Brantley’s 2002 annual meeting. In my opinion, the most significant provisions in the proposed settlement are the following:

•	Shareholders will be asked to approve a plan of orderly disposition of Brantley’s assets with the goal of prompt cash distribution to shareholders.

•	Shareholders will be asked to approve a new investment advisory agreement in which the advisor’s annual fee would be reduced from 2.85% to 2.5% of net asset value plus an incentive fee of 20% of the aggregate distributions in excess of 10.00 per share provided the aggregate distributions total at least $12.50 per share.

•	Brantley will reimburse up to $275,000 of Mr. Goldstein’s expenses incurred in connection with the proxy solicitation and litigation related to Brantley’s 2002 annual meeting.

      I believe the proposed settlement will produce an excellent outcome for Brantley’s shareholders when it is implemented, that the proposed settlement is fair to all the parties involved and that it is appropriate for Brantley to reimburse Mr. Goldstein’s expenses. Therefore, the Board should take all necessary steps to implement the proposed settlement as soon as possible.”

Management Comment:

      As discussed above, the Company filed an application for exemptive relief from certain provisions of the 1940 Act relating to certain provisions of the MOU. The Staff of the SEC has advised the Company that it would not approve the Company’s application for exemptive relief to approve the MOU, and has currently placed the application for exemptive relief on inactive status. See “Election of Directors — Certain Relationships and Related Transactions”, above.

      The board of directors of the Company, including all of the directors who are not parties to the MOU, has unanimously approved the MOU. Further, the settlement arrangements embodied in the MOU were approved on February 26, 2004 by the U.S. District Court for the Northern District of Ohio, which retains jurisdiction over the implementation of the settlement.

      If the Proposal is adopted by the shareholders, the board of directors will consider the shareholders to be in favor of the MOU and will determine the appropriate process to implement the MOU in an orderly manner and will take such other steps in furtherance thereof as it deems appropriate.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

      Stockholders may present proper proposals for inclusion in our proxy statement for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in our proxy materials for the 2005 annual meeting, stockholder proposals must be received in compliance with our bylaws and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. The Company intends to announce the deadline for the submission of stockholder proposals for our 2005 annual meeting in our Exchange Act reports.

OTHER MATTERS

      Management does not know of any other matters that will come before the meeting. In case any other matter should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

By Order of the Board of Directors,

Paul H. Cascio Vice President and Secretary

Cleveland, Ohio

December 10, 2004

Annex A

MEMORANDUM OF UNDERSTANDING

      WHEREAS, Phillip Goldstein (“Goldstein”) is the plaintiff in pending litigation against Brantley Capital Corporation, a Maryland corporation (“BCC”), Robert P. Pinkas (“Pinkas”), IVS Associates, Inc. (“IVS”), James P. Oliver (“Oliver”) and Benjamin F. Bryan (“Bryan”) (Goldstein, BCC, Pinkas, Bryan, and Oliver are hereinafter referred to as the “Parties”) in the United States District Court for the Northern District of Ohio Eastern Division (the “Court”), Civil Action No. 1:020V1903 (the “Litigation”);

      WHEREAS, the Parties believe it is in the best interests of BCC and BCC’s shareholders to settle the Litigation amicably in order to resolve the conflicts at the Board of Directors and more effectively conduct the business of BCC;

      WHEREAS, the Parties are seeking to enter into a settlement agreement that is in the best interests of shareholders and consistent with the provisions of the Investment Company Act of 1940 (the “1940 Act”);

      WHEREAS, Bryan had determined that in order for the Company to operate effectively, resolve conflicts at the Board of Directors, and act in the best interests of shareholders, he should resign from the Board of Directors;

      WHEREAS, Bryan resigned from the Board of Directors of BCC;

      WHEREAS, Gerald Hellerman (“Hellerman”) was nominated for and received shareholder support for a seat on BCC’s Board of Directors at BCC’s 2002 Annual Meeting of Shareholders;

      WHEREAS, the Board of Directors determined, consistent with its desire to keep the company moving forward productively and to have the Board of Directors operate effectively, that it would be in the best interests ob BCC’s shareholders to appoint Hellerman to the Board of Directors of BCC to fill the seat vacated by Bryan until the 2003 Annual Meeting of Shareholders;

      WHEREAS, Hellerman was appointed to the Board of Directors and is expected to be a nominee for election to the Board of Directors at the 2003 Annual Meeting of Shareholders;

      WHEREAS, the Parties entered into an agreement in principle to settle the litigation amicably on March 19, 2003;

      WHEREAS, the Parties understood and intended that the agreement in principle would be subject to compliance with the 1940 Act and such other applicable laws and regulations; and

      WHEREAS, the Parties intend that the Memorandum of Understanding dated March 19, 2003 shall be superseded and replaced in its entirety;

      NOW THEREFORE THE PARTIES AGREE THAT:

1. (a) The Parties will exercise their best efforts to cause there to be exactly four directors who are not “interested persons” as such term is defined under the 1940 Act (hereinafter the “independent directors”) at all times subsequent to March 19, 2003 until BCC is sold, liquidated or dissolved, and will cause there to be no more than seven (7) directors in total.

(b) In the event that either Mr. Goldstein or Mr. Hellerman resigns, dies or is otherwise disabled from serving as an independent director during the term of this Memorandum of Understanding (“Agreement”), whichever one of them remains on the Board of Directors shall have the right to designate the successor to the independent director who has died, resigned or otherwise been disabled from service, subject to the approval of the full board, which approval will not be unreasonably withheld within the exercise of its fiduciary duties.

(c) BCC shall not convert from an advised fund to internal management without the vote of a majority of independent directors in favor.

(d) Any independent director shall have the right to request independent counsel, subject to the approval of the Board of Directors, which approval shall not be unreasonably withheld.

2. At the 2003 Annual Meeting of Shareholders, BCC shall ask shareholders to approve:

(a) A plan of orderly disposition of the assets of BCC and their prompt distribution to shareholders, or in the alternative, a sale of the assets of BCC or a cash-out merger with another company with the goal of a prompt cash distribution to BCC’s shareholders (“Plan”); and, in conjunction therewith

(b) A new investment advisory agreement pursuant to which (i) BCM’s fees based upon BCC’s net asset value shall be reduced from 2.85% annually to 2.5% annually; (ii) all options, warrants or other derivative securities or rights granted by BCC to BCM, or to any officers or employees of BCM, shall be forfeited immediately; (iii) BCM shall be entitled to receive a fee equal to 20% of the aggregate distributions paid by BCC to its shareholders in excess of $10 per share, provided however that none of this amount shall be paid to BCM unless and until aggregate amounts paid to shareholders since BCC’s initial public offering shall exceed $12.50 per share; and (iv) no other compensation shall be paid to BCM (“New Investment Advisory Agreement”).

3. The Plan and the New Investment Advisory Agreement will each be proposed as contingent upon shareholder approval of the other.

4. The Parties agree to (i) actively support the Plan and the New Investment Advisory Agreement, subject to their fiduciary duties under applicable law, and (ii) in their capacities as shareholders, the Parties will vote in favor of the Plan and New Investment Advisory Agreement at the 2003 Annual Meeting of Shareholders.

5. (a) BCC shall reimburse Goldstein for all of his out-of-pocket expenses incurred in connection with the Litigation and his proxy solicitation with respect to the annual meeting of shareholders on September 17, 2002, up to a maximum amount of $275,000 (the “Reimbursement”).

(b) BCC shall pay the Reimbursement to Goldstein upon submission by Goldstein of proof of his payment of such expenses within 15 business days of the later of this Agreement becoming effective and BCC’s receipt of proceeds from the sale of any portfolio security. After such date, BCC shall not pay any advisory fees to BCM until Goldstein has been paid in full.

6. Subject to the Parties’ fiduciary duties under applicable law and their continued compliance with the terms of the Agreement, Goldstein will not engage in, lead or fund a proxy contest during the term of this Agreement, nor will he support a proxy contest through the voting of his shares or those which he controls.

7. This Agreement is subject to the unanimous approval by BCC’s board of directors who are not parties hereto.

8. Each Party agrees to refrain from making any defamatory remarks about the other Parties to this Agreement, including each Parties’ subsidiaries, attorneys, employees and affiliates. Nothing in this provision affects the Parties’ testimonial obligations. The Parties agree that the only public statement regarding this Agreement for the Litigation will be in the form of an agreed-upon press release.

9. This Memorandum of Understanding will become effective as the formal settlement agreement among the Parties upon (i) unanimous consent of the board of directors of BCC adopting this Memorandum of Understanding; (ii) approval by a majority of BCC’s shares represented and voting at the 2003 annual meeting (provided, however, that terms of this Agreement requiring the approval of a majority of the outstanding voting securities of BCC, as required by and as that term is defined in the 1940 Act, be approved by such majority); (iii) obtaining of any exemptive or other relief from the applicable provisions of the 1940 Act, as amended, and the rules and regulations thereunder to the extent deemed necessary; and (iv) approval of this Agreement by the Court. Upon such effectiveness, the Parties will execute and tender to Goldstein’s and BCC’s counsel a stipulation of dismissal with prejudice to be filed with the Court when the obligations contained in paragraph 5 of this Agreement are satisfied.

10. Each and every obligation of the Parties hereto shall be read and interpreted so as to be consistent with each Party’s obligations pursuant to the 1940 Act and the Party’s fiduciary duties. To the extent that any provision herein is inconsistent with either the 1940 Act or a Party’s fiduciary duty, it shall be null and void.

11. This Agreement will expire on December 31, 2006.

Phillip Goldstein

Robert P. Pinkas

James P. Oliver

BRANTLEY CAPITAL CORPORATION

By:
Robert P. Pinkas

BRANTLEY CAPITAL MANAGEMENT

By:
Robert P. Pinkas

Please mark, sign and return this proxy in the enclosed envelope. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement.

      Dated Signature Please sign your name(s) exactly as shown hereon and date your proxy in the blank provided. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.

BRANTLEY CAPITAL CORPORATION

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

If you vote over the Internet or by telephone, please do not mail your card.

[3522 — BRANTLEY CAPITAL CORPORATION] [FILE NAME: ZBRC71.ELX] [VERSION — (2)] [12/07/04] [orig. 12/03/04]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL            ZBRC71

☒	Please mark votes as in this example.	3522

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 1 AND A VOTE “FOR” PROPOSAL NO. 2.

1.	To elect (01) Paul Cascio to serve as director (except as marked to the contrary) for the Company for a five year term expiring in 2009, or until his successor is elected and qualified.

FOR NOMINEE	☐	☐	WITHHELD FROM NOMINEE

2.	To ratify the selection of KPMG LLP as the Company’s independent accountants.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To consider and take action upon a stockholder proposal.	☐	☐	☐

4.	To consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

Please mark, sign and return this proxy in the enclosed envelope. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement.

Please sign your name(s) exactly as shown hereon and date your proxy in the blank provided. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer of partner.

Signature:	Date:	Signature:	Date:

[3522 — BRANTLEY CAPITAL CORPORATION] [FILE NAME: ZBRC72.ELX] [VERSION — (3)] [12/07/04] [orig. 12/03/04]

DETACH HERE	ZBRC72

PROXY

BRANTLEY CAPITAL CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert P. Pinkas and Michael J. Finn, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 3201 Enterprise Parkway, Cleveland, Ohio 44122, on January 7, 2005 at 10:00 a.m., Eastern Standard Time, and at all adjournments thereof, as indicated on this proxy.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3. If any other business is presented at the meeting, this proxy will be voted by the proxies in their best judgment, including a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies. At the present time, the board of directors knows of no other business to be presented at the meeting.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE